EXHIBIT 10.23

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Voting Agreement”) is made and entered into as of [__________ __], 2017, by and among CUR Holdings, Inc., a Delaware corporation (the “Company””), CÜR Media, Inc., a Delaware corporation (“CÜR Media”), and the undersigned stockholders of the Company (together with any subsequent stockholders or any transferees, who become parties hereto, the “Stockholders”).

RECITALS

WHEREAS, the Stockholders are the holders of 12% Senior Secured Convertible Promissory Notes of CÜR Media in the aggregate principal amount of Two Million Five Hundred Fifteen Thousand and 00/100 Dollars ($2,515,000.00) (the “Secured Notes”); and

WHEREAS, the Company seeks to complete a private placement offering (the “Offering”) of a minimum of $6,000,000 of units of securities of the Company, pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”) between the Company, CÜR Media, and certain Subscribers (individually, a “Subscriber” or collectively, the “Subscribers”); and

WHEREAS, the Company is negotiating a transaction with CÜR Media, pursuant to which, under certain circumstances, the Company will either (a) merge with and into CÜR Media (the “Merger”), or (b) acquire the assets and liabilities of CÜR Media related to CÜR Media’s music streaming business (the “Asset Transfer”); and

WHEREAS, as a material condition to the execution and delivery of the Purchase Agreement by the Subscribers, the Subscribers have required that, simultaneously with the initial closing of the Offering, (a) the Stockholders grant, assign, convey, transfer and set over to the Company all of the Stockholders’ right, title, interest and obligations in, to and under the Secured Notes, and all claims, suits, causes of action and any other rights thereunder, in exchange for units of securities of the Company (each, a “Secured Note Conversion Unit” and, collectively, the “Secured Note Conversion Units”), each Secured Note Conversion Unit consisting of (i) one (1) share (each a “Secured Note Conversion Unit Share” and, collectively, the “Secured Note Conversion Unit Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), and (ii) a 5-year warrant (each a “Secured Note Conversion Unit Warrant” and, collectively, the “Secured Note Conversion Unit Warrants”), to purchase one (1) share of the Company’s Common Stock (each a “Secured Note Conversion Unit Warrant Share” and, collectively, the “Secured Note Conversion Unit Warrant Shares”) for every Secured Note Conversion Unit Share received upon exchange, pursuant to the terms and conditions of an Assignment and Transfer Agreement by and among the Company, CÜR Media and the Stockholders (the “Assignment Agreement”), and (b) the Stockholders execute and deliver this Voting Agreement, agreeing to vote the Secured Note Conversion Unit Shares and, upon exercise of the Secured Note Conversion Unit Warrants, the Secured Note Conversion Unit Warrant Shares, in favor of the Merger and/or the Asset Transfer, as applicable; and

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WHEREAS, upon the issuance to the Stockholders of the Secured Note Conversion Units, the Stockholders will be the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of the outstanding Common Stock of the Company as is indicated on Exhibit A of this Voting Agreement; and

WHEREAS, in consideration of the execution of the Purchase Agreement by the Subscribers, each Stockholder (in his, her or its capacity as such) hereby agrees to vote the Shares (as defined below) and such other shares of Common Stock over which Stockholder has voting power, so as to facilitate the consummation of the contemplated Merger or Asset Transfer, and related transactions, as further described in the Term Sheet, dated September 11, 2017, by and between the Company and CÜR Media, a copy of which is attached to the Assignment Agreement as Exhibit C.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement. For purposes of this Voting Agreement:

(a) “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Purchase Agreement shall have been terminated pursuant to Section 8(n) thereof, or (ii) such date and time that either the Merger or Asset Transfer has become effective.

(b) “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(c) "Shares” shall mean all issued and outstanding shares of the Company’s Common Stock held by a Stockholder, including the Secured Note Conversion Unit Shares, and all shares of the Company’s Common Stock underlying and options, warrants, including the Secured Note Conversion Unit Shares underlying the Secured Note Conversion Unit Warrants, and other rights to acquire shares of the Company’s Common Stock, now or hereafter owned or held, directly or indirectly, including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like, by such Stockholder, from the date of this Voting Agreement through the Expiration Date.

(d) A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

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2. Transfer of Shares.

(a) Transfer Restrictions. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (i) executed a counterpart of this Voting Agreement, executed a proxy to the Company in the form attached hereto as Exhibit B (each, a “Proxy” and collectively, the “Proxies”) (each with such modifications as the Company may reasonably request); and (ii) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Voting Agreement. The Stockholder further agrees with, and covenants to, the Company that the Stockholder shall not request that the Company or any agent of the Company register the Transfer of any certificate or uncertificated interest representing any of the Shares, unless such Transfer is made in compliance with this Voting Agreement.

(b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not permit the deposit of any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Voting Agreement with respect to any of the Shares. The Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares that may have heretofore been appointed or granted in contravention of the obligations of Stockholder under this Voting Agreement.

3. Agreement to Vote Shares. At every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in its, his or her capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Shares (i) in favor of approval of the Merger or Asset Transfer, as applicable, and (ii) against any action or agreement that would reasonably be expected to result in the failure to satisfy any conditions to the Merger or Asset Transfer, as applicable. Stockholder further agrees that Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at the Company’s Stockholders’ Meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum. Prior to the Expiration Date, the Stockholder shall not take any action or enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3. Without limiting the generality of the foregoing, the Stockholder agrees that neither he, she or it, nor any of its subsidiaries (if the Stockholder is not a natural person) nor any of the officers and directors (if the Stockholder is not a natural person) and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries (if the Stockholder is not a natural person)) of his, her or its subsidiaries (if the Stockholder is not a natural person) shall, and that he, she or it shall use his, her or its reasonable best efforts to cause his, her or its and its subsidiaries’ (if the Stockholder is not a natural person) employees and other agents not (and shall not authorize any of them) directly or indirectly, to engage in any solicitation (as defined in Regulation 14A of the Rules and Regulations promulgated by the Securities and Exchange Commission pursuant to the Exchange Act) of other stockholders of the Company against the Merger or Asset Transfer, as applicable, or against any action or agreement that would reasonably be expected to result in the failure to satisfy any conditions to the Merger or Asset Transfer, as applicable.

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4. Directors and Officers. Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict the Stockholder from (a) acting in Stockholder’s capacity as a director or officer of the Company, if applicable (it being understood that this Voting Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company) or (b) voting in such Stockholder’s sole discretion on any matter other than those relating to the Merger or Asset Transfer, as applicable.

5. Irrevocable Proxy. Concurrently with the execution of this Voting Agreement, Stockholder agrees to deliver the Proxy to the Company, which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

6. No Ownership Interest. Nothing contained in this Voting Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and the Company shall not have any authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

7. Representations and Warranties of Stockholder.

(a) Authorization. This Voting Agreement constitutes a legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws effecting the enforcement of creditors’ rights generally and (ii) for limitations imposed by general principles of equity.

(b) Compliance. The execution, delivery and performance of this Voting Agreement by Stockholder requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than as required by any applicable requirements of the Exchange Act and other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

(c) Non-contravention. The execution, delivery and performance of this Voting Agreement by Stockholder does not and will not (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon Stockholder, except for any such violations which would be immaterial to the consummation of the transactions contemplated hereby, or (ii) constitute a default under any agreement or other instrument binding upon Stockholder.

(d) Ownership of Shares. Stockholder (i) is the beneficial owner of the Shares indicated on Exhibit A to this Voting Agreement, which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts or agreements, understandings or agreements, or any other rights or encumbrances whatsoever (“Encumbrances”) (except any Encumbrances arising under securities laws, arising hereunder or that are not in contravention of the obligations of Stockholder hereunder); and (ii) does not beneficially own or otherwise have rights to acquire, whether or not currently exercisable, any securities of the Company other than the Shares of the Company indicated on Exhibit A to this Voting Agreement. Stockholder hereby agrees to promptly notify the Company in writing of any new Shares of Common Stock, or any new options, warrants or other rights to purchase shares of the Company’s Common Stock, acquired after the date of this Voting Agreement.

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(e) Voting Power. Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of Stockholder’s Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Voting Agreement.

8. Representations and Warranties of the Company.

(a) Existence and Power. The Company is a corporation duly organized, validly existing [and in good standing] under the laws of the State of Delaware.

(b) Authorization. The execution, delivery and performance of this Voting Agreement by the Company are within the Company’s powers and have been duly authorized by all necessary action on the part of the Company. This Voting Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws effecting the enforcement of creditors’ rights generally and (ii) for limitations imposed by general principles of equity.

(c) Compliance. The execution, delivery and performance of this Voting Agreement by the Company requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than as required by any applicable requirements of the Exchange Act and other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

(d) Non-contravention. The execution, delivery and performance of this Voting Agreement by the Company does not and will not (i) violate the internal governance documents of the Company, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Company, except for any such violations which would be immaterial to the consummation of the transactions contemplated hereby, or (iii) constitute a default under any agreement or other instrument binding upon the Company.

9. Legending of Shares. If so requested by the Company, Stockholder agrees that the certificates representing the Shares shall bear a legend stating that they are subject to this Voting Agreement and to the Proxy.

10. Termination. This Voting Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date. Nothing in this Section 10 shall relieve or otherwise limit the liability of any party for breach of this Voting Agreement.

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11. Miscellaneous.

(a) Amendments; Waiver. Neither this Voting Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by each beneficiary of the waiver, discharge, amendment or termination and the obligor under any such amendment, waiver, discharge or termination.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy, telefacsimile or electronic mail, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to the Company, to:

CUR Holdings, Inc.

2 Tower Place

Albany, NY 12203

Attention: William F. Duker, President

Telephone: 518.489.3000

E-Mail: bill@sybaris2015.com

if to CÜR Media, to:

CÜR Media, Inc.

____________________

____________________

Attn: Thomas Brophy, Chief Executive Officer

Telephone: 203.912.8479

Email: tbrophy@curmusic.com

if to the Company or CÜR Media, with copies to:

CKR Law LLP

1330 Avenue of the Americas, 14th Floor

New York, NY 10019

Attention: Eric C. Mendelson

Telephone: 212.259.7300

Facsimile: 212.259.8200

E-Mail: emendelson@ckrlaw.com

(ii) If to Stockholder: To the address for notice set forth on Exhibit A hereto.

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(c) Counterparts. This Voting Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(d) Interpretation; Knowledge. When a reference is made in this Voting Agreement to Exhibits, such reference shall be to an Exhibit to this Voting Agreement unless otherwise indicated. When a reference is made in this Voting Agreement to Sections, such reference shall be to a section of this Voting Agreement unless otherwise indicated. For purposes of this Voting Agreement, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Voting Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Voting Agreement.

(e) Entire Agreement; Third-Party Beneficiaries. This Voting Agreement and the Proxies (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) are not intended to confer upon any other Person any rights or remedies hereunder.

(f) Severability. In the event that any provision of this Voting Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Voting Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Voting Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g) Governing Law; Jurisdiction. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, except to the extent of any mandatory application of the Delaware General Corporation Law with respect to the Proxies. Each party hereby (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery, with respect to all actions and proceedings arising out of or relating to this Voting Agreement and the transaction contemplated hereby, (ii) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such courts and agrees not to commence an action or proceeding relating to this Voting Agreement or the transactions contemplated hereby except in such courts, (iii) consents to service of process upon him, her or it by mailing or delivering such service to the address set forth in Section 11(b) hereof, and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Voting Agreement, (A) the defense of sovereign immunity, (B) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 11(g), (C) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in any such court (whether through service of notice, attachment prior to judgment, execution of judgment or otherwise), and, to the fullest extent permitted by applicable Law, that (1) the suit, action or proceeding in any such court is improper, (2) the venue of such suit, action or proceeding is improper and (3) this Voting Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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(h) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Voting Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(i) Assignment. Stockholder may not assign either this Voting Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Company, except as provided in Section 2. The Company may assign either this Voting Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Stockholder. Any purported assignment in violation of this Section 11(i) shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(j) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS VOTING AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(k) Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Voting Agreement.

(l) Expenses. All costs and expenses incurred in connection with this Voting Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses; provided, however, that if any action or other proceeding relating to the enforcement of any provision of this Voting Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

(m) No Obligation to Exercise Options. Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire shares of the Company’s Common Stock.

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(n) Liability. All references to actions to be taken by the Stockholders under this Voting Agreement refer to actions to be taken by Stockholders acting severally and not jointly.

(o) Specific Performance. The parties hereto declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Voting Agreement and agree that the terms of this Voting Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

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IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.

CUR HOLDINGS, INC., a Delaware corporation

By:
Name:	William F. Duker
Title:	President

CÜR MEDIA, INC., a Delaware corporation

By:
Name:	Thomas Brophy
Title:	Chief Executive Officer

[THE STOCKHOLDERS SIGN BY EXECUTING THE SIGNATURE PAGE TO

THE ASSIGNMENT AGREEMENT]

[Signature Page to Voting Agreement for Securities Underlying the Secured Note Conversion Units of CUR Holdings, Inc.]

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EXHIBIT A

SHARES BENEFICIALLY OWNED

Name and Address of Stockholder	Shares of Common Stock	Shares of Common Stock underlying outstanding Options, Warrants, shares of Preferred Stock, and Convertible Promissory Notes

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EXHIBIT B

IRREVOCABLE PROXY

Capitalized terms not defined herein shall have the meanings ascribed to them in that certain Voting Agreement of even date herewith by and among CUR Holdings, Inc., a Delaware corporation (the “Company”), CUR Media, Inc., a Delaware corporation (“CÜR Media”), and the undersigned stockholder (the “Voting Agreement”). The undersigned stockholder (the “Stockholder”) of the Company, hereby irrevocably (to the fullest extent permitted by law) appoints Thomas Brophy and William F. Duker, and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise the Shares regarding the approval of the Merger or the Asset Transfer, as applicable, in accordance with the terms of this Proxy until the Expiration Date. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned in contravention of the obligations of Stockholder under the Voting Agreement with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies in contravention of the obligations of Stockholder under the Voting Agreement with respect to the Shares until after the Expiration Date.

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest, is granted pursuant to the Voting Agreement, and is granted in consideration of the Subscribers entering into the Purchase Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting: (i) in favor of approval of the Merger or the Asset Transfer, as applicable, and (ii) against any action or agreement that would reasonably be expected to result in the failure to satisfy any conditions to the Merger or the Asset Transfer, as applicable.

The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

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This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: [__________ __, 2017]

STOCKHOLDER (individual)	STOCKHOLDER (entity)

Signature	Name of Entity

Print Name	Signature of Authorized Person

Print Name: ____________________________

Title: _________________________________

[Signature Page to Irrevocable Proxy for Securities Underlying the Secured Note Conversion Units of CUR Holdings, Inc.]

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